EXHIBIT 99.1

DIRECTOR RESIGNATION

OF

ALMOST NEVER FILMS, INC.

(the “Company”)

WHEREAS:

A.	Derek Williams has consented to step down as Chief Operating Officer and as a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

A.	Derek Williams stepped down as Chief Operating Officer and as a Member of the Board of Directors of the Company.

Effective date: August 2, 2017
Derek Williams